Exhibit 21 -- Subsidiaries of Registrant

Name of Subsidiary                  Community Bank of Southern Indiana

Address of Subsidiary               101 West Spring Street
                                    New Albany, Indiana  47150

State of Incorporation              Indiana

Currently doing business as Community Bank of Southern Indiana

Name of Subsidiary                 Heritage Bank of Southern Indiana,

Address of Subsidiary              201 West Court Avenue
                                   Jeffersonville, Indiana  47131

State of Incorporation             Indiana

Currently Heritage Bank of Southern Indiana has been merged into
Community Bank of Southern Indiana

Name of Subsidiary                  Community Bank of Kentucky

Address of Subsidiary               106A West John Rowan Boulevard
                                    Bardstown, Kentucky 40004

State of Incorporation              Kentucky

Currently doing business as Community Bank of Kentucky

Name of Subsidiary                  First Community Service Corporation

Address of Subsidiary               101 Wast Spring Street
                                    New Albany, Indiana  47150

State of Incorporation              Indiana

Currently inactive

Name of Subsidiary                  Nelson Service Corporation

Address of Subsidiary               106A West John Rowan Boulevard
                                    Bardstown, Kentucky 40004

State of Incorporation              Kentucky

Currently inactive